UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 25, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-49629

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On July 25, 2013, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 37,050,745 shares of the Company's common stock were present or represented by proxy at the meeting, representing 65.26% of the total shares outstanding as of the May 28, 2013 record date. Five proposals were submitted for vote at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - The Company's stockholders elected two Class III directors, W. Brian Olson and Carl E. Sheffer, to its Board of Directors, to hold office until the 2016 annual meeting of stockholders or until his respective successor is duly elected and qualified. The votes were as follows:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
W. Brian Olson	15,853,435	798,110	20,399,200
Carl E. Sheffer	15,663,462	988,083	20,399,200

Proposal 2 - The Company's stockholders ratified the appointment of Haskell & White LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2013. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAINED
35,595,332	1,128,278	327,135

Proposal 3 - The Company's stockholders approved a resolution authorizing the Company’s Board of Directors, in its sole discretion, to implement a reverse stock split at a ratio in the range of 1-for-2 to 1-for-5 at any time prior to July 31, 2013. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAINED
28,877,823	8,020,171	152,751

Proposal 4 - The Company's stockholders approved the compensation of the Company's named executive officers. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
14,108,999	2,054,890	487,656	20,399,200

Proposal 5 – The Company’s stockholder approved the proposal given the Company the authorization to adjourn the 2013 Annual Meeting if necessary to solicit additional proxies. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAINED
28,979,740	6,248,969	1,822,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

July 29, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

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